united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

United States Basketball League, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15913	06-1120072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Woodland Center Tampa, FL	33614
(Address of principal executive offices)	(Zip Code)

(813) 769-3500

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	USBL	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2022, the registrant, United States Basketball League, Inc. (“USBL” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shurepower, LLC d/b/a Shorepower Technologies (“Shorepower”) under which Shorepower was merged with and into USBL (the “Merger”) following the satisfaction of several closing conditions, including satisfactory completion of due diligence reviews by each party to the Merger Agreement, Shorepower providing USBL with the most recent two years of audited financial statements by a PCAOB auditor, USBL authorizing a new class of Series B preferred stock with each Series B preferred share having the voting power of 40 shares of USBL common stock, USBL completing a stock and warrant financing to have a minimum of $480,000 in cash at closing (the “USBL Pre-Merger Financing”) and USBL not having any debt or contingent liabilities of any kind at the time of the closing of the merger between USBL and Shorepower (the “Closing”). The Closing occurred on March 22, 2023.

Under the terms of the Merger Agreement, Shorepower now owns 55% of the issued and outstanding shares of USBL common stock that includes the sale of 11,000,000 shares of USBL common stock sold under the USBL Pre-Merger Financing that raised $660,000. Shorepower has received 2,000,000 shares of a Series B Preferred stock and the right to receive the following additional shares of USBL common stock upon achieving the following milestones: (i) an additional 2.5% of the issued and outstanding USBL Common Stock upon the completion of either (a) the conversion of 75 existing connection points to Level 2 or greater or the (b) installation of 75 new connection points to revenue producing stations in the first 12 months or some combination of the two yielding 75 units, (ii) an additional 2.5% of the of the issued and outstanding USBL Common Stock upon (a) the application for $10M in grants and/or the (b) the award of $1.0 million in grants in the first 18 months; (iii) an additional 2.5% of the issued and outstanding USBL common stock outstanding upon the completion of acquisitions in the first 24 months generating no less than $3.0 million in gross revenues and (iv) an additional 500,000 shares of USBL common stock upon acquiring or hiring the following key personnel in the first six months after the effective date of the merger: (a) three or more qualified Board members and (b) at least three of the following four individuals having the following qualifications: one sales/marketing person, one grant writer/Government relations person, one technician/maintenance person and one software programmer/engineer.

Following the closing of the merger between USBL and Shorepower, Shorepower has transferred its current debt obligations of $1,400,000 to USBL. Shorepower agreed that in assuming its management of USBL that it shall not pay more than $2,000 per month from the proceeds of the USBL Pre-Merger Financing towards reduction of such debt obligations for the first 12 months and that the compensation of USBL’s new CEO will not exceed $10,000 per month for the first nine months after the merger is effective.

On December 1, 2022, a number of purchasers (each, a “Subscriber”) purchased from the Company pursuant to a Stock and Warrant Purchase Agreement an aggregate of 11,000,000 shares of Common Stock (the “PIPE Shares”), through the purchase of units at a price of $0.06 per unit, each unit consisting of one share of Common Stock and one warrant to purchase Common Stock exercisable for two (2) years at an exercise price of $0.25 per share of warrant stock that is callable by the Company if its Common Stock trades at $0.75 for at least 20 trading days and at a volume of not less than 30,000 shares per day. Pursuant to the Stock and Warrant Purchase Agreement, the Company agreed to use its best commercial efforts to register on SEC Form S-1 the PIPE Shares within 60 days of the Closing. The sale of a total of $660,000 of the PIPE Shares was made to satisfy a condition of Closing that the Company have not less than $480,000 in cash available to Shorepower.

The foregoing description of each of the Merger Agreement and the Stock and Warrant Purchase Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the Stock and Warrant Purchase Agreement, a copy of which is attached hereto as Exhibit 10.l, both of which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

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As of the Closing Date and following the completion of the Merger, the Company had the following outstanding securities:

●	47,435,106 shares of Common Stock;

●	2,000,000 shares of Series B Preferred; and

●	11,000,000 warrants, each exercisable for one share of Common Stock at a price of $0.25 per share that is callable by the Company if its Common Stock trades at $0.75 for at least 20 trading days and at a volume of not less than 30,000 shares per day (the “Warrants”).

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, serving as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company assumed the business of Shorepower. The new management intends to change the name of USBL to Shorepower Technologies, Inc.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the Company’s ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Closing;

●	costs related to the Merger;

●	changes in applicable laws or regulations;

●	the effect of the COVID-19 pandemic on the Company’s business;

●	the ability of the Company to execute its business model, including market acceptance of its planned products and services;

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●	the Company’s ability to raise capital;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties set forth below under the section entitled “Risk Factors” beginning on page 4.

Risk Factors.

We are an early stage company with a history of operating losses, and expect to incur significant expenses and continuing losses at least for the near- and medium-term.

We have a history of operating losses and negative operating cash flows. We incurred a net loss of $145,000 and $77,596 for the years ended December 31, 2020 and 2021, respectively. We believe we will continue to incur operating and net losses each quarter at least for the medium term. Even if we achieve profitability, there can be no assurance that we will be able to maintain profitability in the future. Our potential profitability is particularly dependent upon the continued adoption of EVs by consumers and fleet operators, the widespread adoption of electric trucks and other vehicles, and other electric transportation modalities, continued support from regulatory programs and in each case, the use of our chargers, any of which may not occur at the levels we currently anticipate or at all. We may need to raise additional financing through grants, loans, securities offerings or additional investments in order to fund our ongoing operations. There is no assurance that we will be able to obtain such additional financing or that we will be able to obtain such additional financing on favorable terms.

Our management concluded that these conditions raise substantial doubt about our ability to meet our financial obligations as they become due for the next twelve months, and our ability to continue as a going concern. In addition, our independent registered public accounting firm included an emphasis of matter paragraph regarding our ability to continue as a going concern in our opinion on our audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020, due to the factors noted above. Our audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020 do not include any adjustments that may result from the outcome of this uncertainty and do not reflect the transactions contemplated by the Merger.

Our growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of and demand for EVs.

Our growth is highly dependent upon the adoption of EVs both by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, increasing consumer choice as it relates to available EV models, their pricing and performance, evolving government regulation and industry standards, changing consumer preferences and behaviors, intensifying levels of concern related to environmental issues, and governmental initiatives related to climate change and the environment generally. Our revenues will be driven in large part by EV drivers’ driving and charging behavior. Potential shifts in behavior may include but are not limited to changes in annual vehicle miles traveled, preferences for urban vs suburban vs rural and public vs private charging, demand from rideshare or urban delivery fleets, and the emergence of autonomous vehicles and/or new forms of mobility. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. Public DC fast charging in particular may not develop as expected and may fail to attract projected market share of total EV charging. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, our growth would be reduced and our business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

●	perceptions about EV features, quality, driver experience, safety, performance and cost;

●	perceptions about the limited range over which EVs may be driven on a single battery charge and about availability and access to sufficient public EV charging stations;

●	competition, including from other types of alternative fuel vehicles (such as hydrogen fuel cell vehicles), plug-in hybrid EVs and high fuel-economy internal combustion engine (“ICE”) vehicles;

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●	increases in fuel efficiency in legacy ICE and hybrid vehicles;

●	volatility in the price of gasoline and diesel at the pump;

●	EV supply chain disruptions including but not limited to availability of certain components (e.g. semiconductors), ability of EV OEMs to ramp-up EV production, availability of batteries, and battery materials;

●	concerns regarding the stability of the electrical grid;

●	the decline of an EV battery’s ability to hold a charge over time;

●	availability of service for EVs;

●	consumers’ perception about the convenience, speed, and cost of EV charging;

●	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;

●	relaxation of government mandates or quotas regarding the sale of EVs;

●	the number, price and variety of EV models available for purchase; and

●	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and our products and services in particular.

While many global OEMs and several new market entrants have announced plans for new EV models, the lineup of EV models with increasing fast charging needs expected to come to market over the next several years may not materialize in that timeframe or may fail to attract sufficient customer demand. Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect our business, financial condition and operating results.

We expect to grow and expect to invest our earnings in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition would be adversely affected.

Our expected growth and expansion of our business may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture.

With our expected growth, our information technology systems and our internal control over financial reporting and procedures may not be adequate to support our operations and may allow data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. We may also face risks to the extent such third parties infiltrate the information technology infrastructure of our contractors.

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To manage growth in operations and personnel, we will need to continue to improve our operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect our business performance and operating results. Our strategy is based on a combination of growth and maintenance of strong performance on our existing asset base, and any inability to scale, maintain customer experience or manage operations at our charging stations may impact our growth trajectory.

Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected.

Our forecasts and projections are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by our management, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected. Realization of the results forecasted will depend on the successful implementation of our proposed business plan, and policies and procedures consistent with the assumptions. Future results will also be affected by events and circumstances beyond our control, for example, the competitive environment, our executive team, rapid technological change, economic and other conditions in the markets in which we propose to operate, governmental regulation and, uncertainties inherent in product development and testing, our future financing needs and our ability to grow and to manage growth effectively. In particular, our forecasts and projections include forecasts and estimates relating to the expected size and growth of the markets in which we operate or seek to enter. See “— Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.” Our forecasts and projections also assume that we are able to perform our obligations under our commercial contracts. See “— Because we are currently dependent upon a limited number of customer and partner s, the loss of a significant customer or partners could adversely affect our operating results.” For the reasons described above, it is likely that the actual results of our operations will be different from the results forecasted and those differences may be material and adverse. The forecasts were prepared by our management and have not been certified or examined by an accountant. We do not have any duty to update the financial projections included in this prospectus.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Estimates of future EV adoption in the United States, the total addressable market, serviceable addressable market for our products and services and the EV market in general are included in this prospectus. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. The estimates and forecasts included in this prospectus relating to the size and expected growth of the target market, market demand, EV adoption across individual market verticals and use cases, capacity of automotive and battery OEMs and ability of charging infrastructure to address this demand and related pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity for public and commercial fast charging and future fast charging throughput or Shorepower’s market share capture are difficult to predict. The estimated addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this prospectus, our business could fail to grow at similar rates.

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We currently face competition from a number of companies and expect to face significant competition in the future as the market for EV charging develops.

The EV charging market is relatively new, and we currently face competition from a number of companies, including Convoy Solutions LLC dba IdleAir, ChargePoint, Blink, Volta, EVgo, ABB, Cyber Switching and Siemens. We indirectly compete with site hosts, fleets and utilities that choose to own their own charging infrastructure and procure their electric vehicle supply equipment (“EVSE”) from third-party vendors, such as EVBox and ClipperCreek, rather than leveraging our public or dedicated charging offerings. The principal competitive factors in the industry include charger count, locations and accessibility; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; direct current fast charger (“DCFC”) network reliability, scale and local density; software-enabled services offering and overall customer experience; and operator brand, track record and reputation; access to equipment vendors, service providers, and policy incentives and pricing. Large early-stage markets require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. In addition, there are competitors, in particular those with limited funding, experience or commitment to quality assurance, which could cause poor experiences, hampering overall EV adoption or trust in any particular provider. Further, our current or potential competitors may be acquired by third parties with different commercial objectives and imperatives and greater available resources.

In addition, there are other means for charging EVs, which could affect the level of demand for charging at our DCFCs. For example, Tesla Inc. (“Tesla”) continues to build out its supercharger network across the United States for Tesla vehicles, which could reduce overall demand for EV charging at our sites. Tesla may also open its supercharger network to support charging of non-Tesla EVs in the future, which could further reduce demand for charging at our sites. Also, other companies sell chargers designed for customers seeking to have on premise EV charging capability as well as for home or workplace charging, which may reduce the demand for fast charging if EV owners find “slow” charging at a workplace, at home, or other parking locations to be sufficient. Municipalities may decide to convert street lighting poles and lampposts to public charging points for EV drivers who rent, have no access to home charging, or park their EVs on the street, potentially reducing our serviceable markets. Retailers, utilities or other site hosts or commercial, municipal and federal fleet businesses may opt to become owners and operators of public or private EV fast charging equipment and purchase that equipment and associated management software directly from vendors in the marketplace.

Additionally, future changes in charging preferences; the development of inductive EV charging capabilities; battery chemistries, ultralong-range batteries or energy storage technologies, industry standards or applications; driver behavior or battery EV efficiency may develop in ways that limit our future share of gains in certain high promising market verticals or slow the growth of our addressable or serviceable market. Competitors may be able to respond more quickly and effectively than us to new or changing opportunities, technologies, standards or customer requirements, and may be better equipped to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace.

The EV charging business may become more competitive, pressuring future increases in utilization and margins. Competition is still developing and is expected to increase as the number of EVs sold increases. Among our largest competitors is Electrify America, a subsidiary of Volkswagen, Nikola Corporation and IONQ. Electrify America was formed as part of Volkswagen’s consent decree with the U.S. Environmental Protection Agency in connection with its diesel emissions scandal. Volkswagen was forced to commit $2 billion to Electrify America and the expansion of its EV charger network over a ten-year period which began in January 2017. Electrify America expects to install (or have under development) approximately 800 public charging stations with approximately 3.500 chargers by December 2022 and is currently approaching completion of cycle 2 of its 4-cycle spending program. Because Electrify America’s expansion of its EV charger network is mandated by the consent decree and not necessarily done in a manner designed to maximize economic return, Electrify America’s rate of expansion may outpace ours, at least in the short term.

Barriers to entry in the EV charging market may erode as a result of government intervention, leading to more competitors. In addition, in some jurisdictions, we may see competition from local utilities who may be interested in, and receive regulatory approval for, ownership of public EV charging equipment, from various owners of non-networked Level 2 chargers, and from new entrants into the U.S. fast charging market.

New competitors or alliances may emerge in the future that secure greater market share, have proprietary technologies that drivers prefer, more effective marketing abilities and/or face different financial hurdles, which could put us at a competitive disadvantage. Further, our current strategic initiatives, pilots and contracts with OEM partners, business-to-business customers and key hosts may fail to result in a sustainable competitive advantage for us. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure or erode our market share. In light of these factors, current or potential customers may utilize charging services of competitors. If we fail to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, our growth will be inhibited, adversely affecting our business and results of operations.

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We face risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns and restrictions on business and individual activities, has created significant volatility in the global and domestic economies and led to reduced economic activity. The spread of COVID-19 has created charging equipment supply chain and shipping constraints. See “Shorepower’s Management’s Discussion and Analysis of Results of Operations and Financial Condition of Shorepower — Recent Developments — COVID-19 Outbreak.”

COVID-19 has also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers and has led to a decrease in vehicle sales, including EV sales, in markets around the world, and the accompanying demand for our charging services. Any sustained downturn in demand for EVs would harm our business and negatively impact the growth of our charging station network.

When governments and businesses shut down in response to shelter in place orders and other similar actions by state and local governments, permitting, inspection and other city and municipal services were suspended, and we had reduced access to host sites for construction and on-site survey and design.

The pandemic has resulted in government authorities implementing numerous measures to try to contain COVID-19, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures could adversely impact our employees and operations and the operations of our customers, suppliers, vendors and business partners and negatively impact demand for EV charging. These measures by government authorities may remain in place for a significant period of time and may adversely affect manufacturing and building plans, sales and marketing activities, business and results of operations.

The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration, spread and severity of the pandemic, the actions to contain COVID-19 or treat its impact, and when and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors, permitting agencies, utilities and business partners to perform, including third party suppliers’ ability to provide components and materials used in charging stations or in providing installation or maintenance services. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the pandemic’s global economic impact, including any recession that has occurred or may occur in the future. Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for our products and services.

We rely on a limited number of vendors for our charging equipment and related support services. A loss of any of these partners would negatively affect our business.

We rely on a limited number of vendors for design, testing and manufacturing of charging equipment which at this stage of the industry is unique to each supplier and thus singularly sourced with respect to components as well as aftermarket maintenance and warranty services. This reliance on a limited number of vendors increases our risks, since we do not currently have proven reliable alternative or replacement vendors beyond these key parties. In the event of production interruptions or supply chain disruptions including but not limited to availability of certain key components such as semiconductors, we may not be able to take advantage of increased production from other sources or develop alternate or secondary vendors without incurring material additional costs and substantial delays. Thus, our business would be adversely affected if one or more of our vendors is impacted by any interruption at a particular location.

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As the demand for public fast charging increases, the charging equipment vendors may not be able to dedicate sufficient supply chain, production, or sales channel capacity to keep up with the required pace of charging infrastructure expansion. In addition, as the EV market grows, the industry may be exposed to deteriorating design requirements, undetected faults or the erosion of testing standards by charging equipment and component suppliers, which may adversely impact the performance, reliability and lifecycle cost of the chargers. If we or our suppliers experience a significant increase in demand, or if we need to replace an existing supplier, we may not be able to supplement service or replace them on acceptable terms, which may undermine our ability to install chargers in a timely manner. For example, it may take a significant amount of time to identify a vendor that has the capability and resources to supply and/or service charging equipment in sufficient volume. Identifying and approving suitable vendors could be an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant vendor would have an adverse effect on our business, financial condition and operating results.

Further, should the Biden Administration and Congress require that charging equipment be manufactured in the United States to access federal financial support or secure contracts with the federal government, we will have to source parts from alternative vendors to participate in the covered federal programs.

Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as we expand the scope of such services with other parties.

We do not typically install charging stations at our sites. These installations are typically performed by electrical contractors managed by us. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires local utility cooperation in design and interconnection request approval and commissioning, as well as various local and other governmental approvals and permits that vary by jurisdiction. In addition, building codes, accessibility requirements, utility interconnect specifications, review, approval or study lead time or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. In addition, increased demand for the components necessary to install charging stations could lead to higher installed costs. Meaningful delays or cost overruns caused by our vendor supply chains, contractors, or inability of local utilities and approving agencies to cope with the level of activity may impact our recognition of revenue in certain cases and/or impact our relationships, either of which could impact our business and profitability, pace of growth and prospects.

Working with contractors may require us to obtain licenses or require us or our customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. If these contractors are unable to provide timely, thorough and quality installation-related services, we could fall behind our construction schedules or cause customers to become dissatisfied with the solutions we offer. As the demand for public fast charging increases and qualification requirements for contractors become more stringent, we may encounter shortages in the number of qualified contractors available to complete all of our desired installations. If we fail to timely pay our contractors, they may file liens against our site hosts’ properties, which we are required to remove.

Our business model is predicated on the presence of qualified and capable electrical and civil contractors and subcontractors in the new markets we intend to enter. There is no guarantee that there will be an adequate supply of such partners. A shortage in the number of qualified contractors may impact the viability of the business plan, increase risks around the quality of works performed and increase costs if outside contractors are brought into a new market.

In addition, our network expansion plan relies on our site development efforts, and our business is exposed to risks associated with receiving site control and access necessary for the construction of the charging station and operation of the charging equipment, electrical interconnection and power supply at identified locations sufficient to host chargers and on a timely basis. We generally do not own the land at the charging sites and rely on the site licenses with hosts that convey the right to build, own, and operate the charging equipment on the site. We may not be able to renew the site licenses or retain site control. The process of establishing or extending site control and access could take longer or become more competitive. As the EV market grows, competition for premium sites may intensify, the power distribution grid may require upgrading, electrical interconnection with local utilities may become competitive, all of which may lead to delays in construction and/or commissioning. As a result, we may be exposed to increased interconnection costs and utility fees, as well as delays, which may slow the growth of our network expansion.

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If we are unable to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel, our ability to compete and successfully grow our business would be harmed.

Our success depends, in part, on our continuing ability to identify, hire, attract, train and develop and retain highly qualified personnel. The inability to do so effectively would adversely affect our business. Competition for employees can be intense and the ability to attract, hire and retain them depends on our ability to provide meaningful work at competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so would adversely affect our business, including the execution of our global business strategy.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solutions.

Our ability to grow our customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on our ability to effectively expand our sales and marketing operations and activities. We rely on our business development, sales and marketing teams to obtain new OEM and fleet customers and grow our retail business, and on the technology, site development, and project management personnel to build out and serve new sites. We plan to continue to expand in these functional areas, but we may not be able to recruit and hire a sufficient number of competent personnel with requisite skills, technical expertise and experience, which may adversely affect our ability to expand our sales capabilities. The hiring process can be costly and time-consuming, and new employees may require significant training and time before they achieve full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and we may be unable to hire or retain sufficient numbers of qualified individuals. Our ability to achieve significant revenue growth in the future will depend, in large part, on our success in recruiting, training, incentivizing and retaining a sufficient number of qualified personnel attaining desired productivity levels within a reasonable time. Our business will be harmed if investment in personnel related to business development and related company activities does not generate a significant increase in revenue.

We may need to raise additional funds and these funds may not be available when needed or may be available only on unfavorable terms.

We may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, through obtaining credit from government or financial institutions or through grant funding. We cannot be certain that additional funds or incentives will be available on favorable terms when required, or at all, or that we will be able to capture expected grant funding under various existing and new state and local programs in the future. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

Many of our facilities are located in active earthquake zones or in areas susceptible to hurricanes, wildfires and other severe weather events. An earthquake, a wildfire, a major hurricane or other types of disasters or resource shortages, including public safety power shut-offs that have occurred and will continue to occur in California or other states, could disrupt and harm our operations and those of our customers.

Many of our facilities are located in California, an active earthquake zone, and Florida and Texas, areas susceptible to hurricanes. The occurrence of a natural disaster such as an earthquake, hurricane, drought, flood, fire (such as the recent extensive wildfires in California, Oregon and Colorado), localized extended outages of critical utilities (such as California’s public safety power shut-offs) or transportation systems, or any critical resource shortages could cause a significant interruption in our business, damage or destroy our facilities or inventory, and cause us to incur significant costs, any of which could harm our business, financial condition, and results of operations. The insurance we maintain against fires, earthquakes, hurricanes and other disasters and damage may not be adequate to cover losses in any particular case.

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In addition, rolling public safety power shut offs in California or other states can affect throughput and/or user acceptance of EVs, as charging may be unavailable at the desired times, or at all during these events. These shut offs could also affect the ability of fleet operators to charge their EVs, which, for example, could adversely affect transportation schedules or any service level agreements to which either we or the fleet operator may be a party. If these events persist, the demand for EVs could decline, which would result in reduced demand for charging.

Further, severe natural disasters could affect our data centers in a temporal or longer-term fashion which would adversely affect our ability to operate our network.

Our charging stations are often located in areas that are publicly accessible and may be exposed to vandalism or misuse by customers or other individuals, which would increase our replacement and maintenance costs.

Our public chargers may also be exposed to vandalism or misuse by customers and other individuals, increasing wear and tear of the charging equipment. Such increased wear and tear could shorten the usable lifespan of the chargers and require us to increase our spending on replacement and maintenance costs.

We are dependent upon the availability of electricity at our current and future charging stations. Cost increases, delays and/or other restrictions on the availability of electricity would adversely affect our business and results of operations.

The operation and development of our charging stations is dependent upon the availability of electricity, which is beyond our control. Our charging stations are affected by problems accessing electricity sources, such as planned or unplanned power outages. In recent years, shortages of electricity have resulted in increased costs to users and interruptions in service. In particular, California has experienced rolling blackouts due to excessive demands on the electrical grid or as precautionary measures against the risk of wildfire. In the event of a power outage, we will be dependent on the utility company, and in some cases the site host, to restore power. Any prolonged power outage could adversely affect customer experience and our business and results of operations.

Changes in utility electricity pricing or new and restrictive constructs from regulations applicable to pricing may adversely impact future operating results. For example, some jurisdictions may force us to adopt different pricing constructs such as switching from pricing on a per-minute basis to a per kWh basis, which may intensify competitive pressures. Further, utility rates may change in a way that adversely affects fast charging or in a way that may limit our ability to access certain beneficial rate schedules. In addition, utilities or other regulated entities with monopoly power may receive authority to provide charging services that result in an anti-competitive advantage relative to us and other operators.

Our success depends on our ability to develop and maintain relationships with fleet partners.

There can be no certainty that we will be able to identify and contract with suitable partners. To the extent we do identify such partners, we will need to negotiate the terms of a commercial agreement with such partners. There can be no assurance that we will be able to negotiate commercially-attractive terms with additional fleet partners, if at all.

Our revenue growth will depend in significant part on our ability to increase sales of our products and services to fleet operators including medium- and heavy-duty vehicle fleets and rideshare operators.

Our revenue growth will depend in significant part on our ability to increase sales of our products and services to fleet operators including medium- and heavy-duty vehicle fleets and rideshare operators. The electrification of fleets is an emerging market, and fleet operators may not adopt EVs on a widespread basis, operate on the timelines we anticipate or rely on public and/or private fast charging and our network. In addition to the factors affecting the growth of the EV market generally, transitioning to an EV fleet can be costly and capital intensive, which could result in slower than anticipated adoption. The sales cycle could also be longer for sales to fleet operators with formal procurement processes. Fleet operators may also require significant additional services and support, and if we are unable to provide such services and support, it may adversely affect our ability to attract additional fleet operators as customers. Any failure to attract and retain fleet operators as customers in the future would adversely affect our business and results of operations.

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If we fail to offer high-quality support to host sites and drivers, or fail to maintain high charger availability and strong user experience, our business and reputation will suffer.

Once Shorepower charging stations are installed, host sites and drivers will rely on us to provide maintenance services to resolve any issues that might arise in the future. Rapid and high-quality customer and equipment support is important so drivers can receive reliable charging for their EVs. The importance of high-quality customer and equipment support will increase as we seek to expand our business and pursue new customers and geographies. If we do not quickly resolve issues and provide effective support, our ability to retain customers or sell additional products and services to existing customers could suffer and our brand and reputation could be harmed.

Computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions could result in security and privacy breaches, loss of proprietary information and interruption in service, which would harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing attacks or denial of service, against online networks have become more prevalent and may occur on our systems. Any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Even with the security measures implemented by us, such as managed security services that are designed to detect and protect against cyber-attacks, and any additional measures we may implement or adopt in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

We have previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. We rely on carrier networks to support reliable operation, management and maintenance of our charger network, charging session management, and driver authentication, and payment processing depend on reliable connections with wireless communications networks. As a result, our operations depend on a handful of public carriers and are exposed to disruptions related to network outages and other communications issues on the carrier networks. See “— Risks Related to Our Technology, Intellectual Property and Infrastructure — Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of our subscription services, harm our business and subject us to liability.” If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from customers.

There are several factors ranging from human error to data corruption that could materially impact the efficacy of any processes and procedures designed to enable us to recover from a disaster or catastrophe, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular cyber-attack, disaster or catastrophe or other disruption, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect our business and financial results.

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Growing our customer base depends upon the effective operation of our mobile applications with mobile operating systems, networks and standards that we do not control.

We will be dependent on the interoperability of our mobile applications with popular mobile operating systems that we do not control, such as Google’s Android and Apple’s iOS, and any changes in such systems that degrade our products’ functionality or give preferential treatment to competitive products could adversely affect the usage of our applications on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks or standards.

While we to date have not made material acquisitions, should we pursue acquisitions in the future, we would be subject to risks associated with acquisitions.

We may acquire additional assets, products, technologies or businesses that are complementary to our existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into our own business would require attention from management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities or securities convertible into equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. To date, we have no experience with material acquisitions and the integration of acquired assets, businesses and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations.

Risks Related to the EV Market

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars and consumption of renewable transportation fuels, such as ethanol and biodiesel, consumer acceptance of EVs and other alternative vehicles has been increasing. However, the EV fueling model is different from gasoline and other fuel models, requiring behavior changes and education of businesses, consumers, regulatory bodies, local utilities, and other stakeholders. Further developments in, and improvements in affordability of, alternative technologies, such as renewable diesel, biodiesel, ethanol, hydrogen fuel cells or compressed natural gas, proliferation of hybrid powertrains involving such alternative fuels, or improvements in the fuel economy of the ICE vehicles, whether as the result of regulation or otherwise, may materially and adversely affect demand for EVs and EV charging stations in some market verticals. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. Local jurisdictions may also impose restrictions on urban driving due to congestion, which may prioritize and accelerate micromobility trends and slow EV adoption growth. Finally, the currently-paused litigation between the state of California and the National Highway Transit Safety Administration (“NHTSA”) could impact California’s ability to set fuel economy standards that encourage the adoption of EVs, which are followed by many other states, should the Biden Administration not substantially modify NHTSA and EPA’s current rules on preemption in its pending reconsideration of these rules. If any of the above cause or contribute to automakers reducing the availability of EV models or cause or contribute to consumers or businesses to no longer purchase EVs or purchase fewer of them, it would materially and adversely affect our business, operating results, financial condition and prospects.

The rideshare and commercial fleets may not electrify as quickly as expected and may not rely on public fast charging or on our network as much as expected. Future demand for EVs from the medium and heavy duty vehicle segment may not develop as anticipated or take longer to develop than expected.

The EV market is in the early stages of development and the medium- and heavy-duty vehicle segments, often particularly exposed to economic cycles, may not electrify as expected. The medium- and heavy-duty vehicle fleets that lend themselves well to electrification via EV powertrains are often linked to municipal and commercial budgets and may take longer to electrify as a result of budget or business constraints and administrative approvals. The mix of zero and low emission powertrains in certain vehicle classes and use cases in the medium- and heavy-duty sector may evolve less favorably for EV solutions due to future development of technologies and policy incentives that may favor existing diesel fuel, hybrid, natural gas or hydrogen fuel cell drivetrains. Medium- and heavy-duty vehicle OEMs may choose not to manufacture EVs in sufficient quantities or at all.

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The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect our financial results.

The U.S. federal government and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. In particular, we have benefitted from the availability of federal tax credits under Section 30C of the Code, which effectively subsidize the cost of placing in service our charging stations. There can be no assurance that the credits under Section 30C of the Code will be extended, or if extended, will not be otherwise reduced. Any reduction in rebates, tax credits or other financial incentives, including the credit under Section 30C of the Code, could negatively affect the EV market and adversely impact our business operations and expansion potential. In addition, there is no assurance we will have the necessary tax attributes to utilize any such credits and may not be able to monetize them given the nascent state of the market for such credits or be able to monetize such credits on favorable terms. New tariffs and policies that could incentivize overbuilding of infrastructure may also have a negative impact on the economics of our stations. Furthermore, new tariffs and policy incentives could be put in place by the Biden Administration that favor equipment manufactured by or assembled at American factories, which may put some of our equipment or component vendors at a competitive disadvantage, including by increasing the cost or delaying the availability of charging equipment and components, by challenging or eliminating our ability to apply or qualify for grants and other government incentives, or by disqualifying us from the ability to compete for certain charging infrastructure buildout solicitations and programs, including those initiated by federal government agencies.

If we are not eligible for grants or other incentives under such programs, while our competitors are, it may adversely affect our competitiveness or results of operation.

Risks Related to Our Technology, Intellectual Property and Infrastructure

We may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive, and our business could be adversely affected.

From time to time, the holders of intellectual property rights may assert their rights and urge us to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that we will be able to mitigate the risk of potential suits or other legal demands by competitors or other third parties. Accordingly, we may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase our operating expenses. In addition, if we are determined to have or believe there is a high likelihood that we have infringed upon or misappropriated a third party’s intellectual property rights, we may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services we offer, to pay substantial damages and/or royalties, to redesign our products and services, and/or to establish and maintain alternative branding. In addition, to the extent that our customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to our products and services, we may be required to indemnify such customers and business partners. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Even if we are not a party to any litigation between a customer or business partner and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in any subsequent litigation in which we are a named party. If we were required to take one or more such actions, our business, prospects, brand, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity, reputational harm and diversion of resources and management attention.

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Our business may be adversely affected if we are unable to protect our technology and intellectual property from unauthorized use by third parties.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on, and plan to continue relying on, a combination of trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, our technology. Failure to adequately protect our technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in revenue which would adversely affect our business, prospects, financial condition and operating results.

The measures we take to protect our technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	patent applications we submit may not result in the issuance of any patents;

●	the scope of any issued patents that may result from patent applications may not be broad enough to protect proprietary rights;

●	the costs associated with enforcing patents, trademarks, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable;

●	current and future competitors may circumvent patents or independently develop similar inventions, trade secrets or works of authorship, such as software;

●	know-how and other proprietary information we purport to hold as a trade secret may not qualify as a trade secret under applicable laws; and

●	proprietary designs and technology embodied in our products may be discoverable by third parties through means that do not constitute violations of applicable laws.

Intellectual property and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be costly, difficult or even impossible. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.

Any issued patent which may result from the pending patent application may come to be considered “standards essential.” If this is the case, we may be required to license certain technology on “fair, reasonable and non-discriminatory” terms, decreasing revenue. Further, competitors, vendors, or customers may, in certain instances, be free to create variations or derivative works of our technology and intellectual property, and those derivative works may become directly competitive with our offerings. Finally, we may not be able to leverage, or obtain ownership of, all technology and intellectual property developed by our vendors in connection with design and manufacture of our products, thereby jeopardizing our ability to obtain a competitive advantage over our competitors.

The current lack of industry standards may lead to uncertainty, additional competition and further unexpected costs.

The EV industry is new and evolving as are the standards governing EV charging which have not had the benefit of time-tested use cases. These immature industry standards could result in future incompatibilities and issues that could require significant resources and or time to remedy. Utilities and other large market participants also mandate their own adoption of specifications that have not become widely adopted in the industry, may hinder innovation or slow new product or new feature introduction.

In addition, automobile manufacturers, such as Tesla, may choose to develop and promulgate their own proprietary charging standards and systems, which could lock out competition for EV charging stations, or to use their size and market position to influence the market, which could limit our market and reach to customers, negatively impacting our business.

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Further, should regulatory bodies later impose a standard that is not compatible with our infrastructure or products, we may incur significant costs to adapt our business model to the new regulatory standard, which may require significant time and expense and, as a result, may have a material adverse effect on our revenues or results of operations.

Our technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage our reputation with current or prospective customers, and/or expose us to product liability and other claims that could materially and adversely affect our business.

We may be subject to claims that charging stations have malfunctioned and persons were injured or purported to be injured due to latent defects. Any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect our brand, reputation, operating results or financial condition.

Our software platform is complex and includes a number of licensed third-party commercial and open-source software libraries. Our software may contain latent defects or errors that may be difficult to detect and remediate. We are continuing to evolve the features and functionality of our platform through updates and enhancements, and as we do, we may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if our products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect our business and results of operations:

●	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

●	loss of existing or potential customers or partners;

●	interruptions or delays in sales;

●	equipment replacements;

●	delayed or lost revenue;

●	delay or failure to attain market acceptance;

●	delay in the development or release of new functionality or improvements;

●	negative publicity and reputational harm;

●	sales credits or refunds;

●	exposure of confidential or proprietary information;

●	diversion of development and customer service resources;

●	breach of warranty claims;

●	legal claims under applicable laws, rules and regulations; and

●	the expense and risk of litigation.

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We also face the risk that any contractual protections we seek to include in our agreements with customers are rejected, not implemented uniformly or may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. In addition, any insurance coverage or indemnification obligations of suppliers for our benefit may not adequately cover all such claims or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on our business, operating results, and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of our subscription services, harm our business and subject us to liability.

We currently serve customers from third-party data center facilities operated by Amazon Web Services and Google as well as others. All our services are housed in third-party data centers operated in the United States. Any outage or failure of such data centers could negatively affect our product connectivity and performance. Our primary environments are operated by Google and Amazon, and any interruptions of these primary and backup data centers could negatively affect our product connectivity and performance. Furthermore, we depend on connectivity from our charging stations to our data centers through cellular service and virtual private networking providers, such as AT&T and Verizon. Any incident affecting a data center facility’s or cellular and/or virtual private networking services provider’s infrastructure or operations, whether caused by fire, flood, storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of our services.

Any damage to, or failure of, our systems, or those of our third-party providers, could interrupt or hinder the use or functionality of our services. Impairment of or interruptions in our services may reduce revenue, subject us to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and our ability to attract new customers. Our business will also be harmed if customers and potential customers believe our products and services are unreliable.

The EV charging market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology, continuing and increasing reliance on EV charging infrastructure and/or the use of our products and services. Our future success will depend in part upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings to address the changing needs of the EV charging market.

As EV technologies change, we may need to upgrade or adapt our charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery technology, which could involve substantial costs. Even if we are able to keep pace with changes in technology and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.

We cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative products or services. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to use our competitors’ products or services.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products and services could lose market share, our revenue will decline, we may experience higher operating losses and our business and prospects will be adversely affected.

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We expect to incur research and development costs and devote significant resources to developing new products, which could significantly reduce our profitability and may never result in revenue to us.

Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. We plan to incur significant research and development costs in the future as part of our efforts to design, develop, manufacture and introduce new products and enhance existing products. Further, our research and development program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

We may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

We rely on data collected through charging stations or our mobile technologies. We use this data in connection with the research, development and analysis of our technologies, creating and delivering value-add customer services, and in assessing future charger locations as well as charging station capacities. Our inability to obtain necessary rights to use this data or freely transfer this data could result in delays or otherwise negatively impact our research and development and expansion efforts and limit our ability to derive revenues from value-add customer services. For instance, consumer privacy regulations may limit our ability to make intelligent, data driven business decisions, marketing strategy or provide microtargeting based offerings to EV drivers.

Financial, Tax and Accounting-Related Risks

Our financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of our company’s common stock.

Our financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond our control.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

●	the timing and volume of new sales;

●	fluctuations in service costs, particularly due to unexpected costs of servicing and maintaining charging stations, changes in utility tariffs affecting costs of electricity, increases in property taxes and expenses related to permits, changes in dynamics with site-host partners that may result in higher site-license fees and unexpected increases in third-party software costs;

●	the timing of new charger installations and new product rollouts;

●	weaker than anticipated demand for DC fast charging, whether due to changes in government incentives and policies or due to other conditions;

●	fluctuations in sales and marketing, business development or research and development expenses;

●	supply chain interruptions and manufacturing or delivery delays;

●	the timing and availability of new products relative to customers’ and investors’ expectations;

●	the length of the installation cycle for a particular location or market;

●	disruptions in sales, production, service or other business activities or our inability to attract and retain qualified personnel;

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●	the impact of COVID-19 on our workforce, or those of our customers, suppliers, vendors or business partners;

●	unanticipated changes in federal, state, local, or foreign government incentive programs, which can affect demand for EVs and charging stations;

●	the potential adoption of time-of-day or time-of-use rates by local utilities, which may reduce our margins; and

●	seasonal fluctuations in driving patterns.

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the common stock.

If we fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

As a public company, we are required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Merger. If we are not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective, which may subject us to adverse regulatory consequences and could harm investor confidence.

In order to maintain and improve the effectiveness of our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

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We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that it did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities we have not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), we could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, we will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Risks Related to Legal Matters and Regulations

Privacy concerns and laws, or other regulations, may adversely affect our business.

State and local governments and agencies in the jurisdictions in which we operate, and in which customers operate, have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing, and disclosure of information regarding consumers and other individuals, which could impact our ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security, and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with, and other burdens imposed by, laws, regulations, standards, and other obligations relating to privacy, data protection, and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards, and other obligations may limit the use and adoption of our products and services, reduce overall demand, lead to regulatory investigations, litigation, and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. Moreover, if we or any of our employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage our reputation and brand.

Additionally, existing laws, regulations, standards, and other obligations may be interpreted in new and differing manners in the future and may be inconsistent among jurisdictions. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards, and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure, and transfer for us and our customers. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Further, on November 3, 2020, California voters approved the California Privacy Rights Act (“CPRA”). Although we initiated a compliance program designed to comply with CCPA after consulting with outside privacy counsel, we remain exposed to ongoing legal risks related to the CCPA and the expansion of the CCPA under the CPRA, which becomes effective January 1, 2023. The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection, and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use, and transmit certain types of information, such as demographic and other personal information.

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In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that we will meet voluntary certifications or adhere to other standards established by them or third parties. If we are unable to maintain these certifications or meet these standards, it could reduce demand for our solutions and adversely affect our business.

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation.

We and our operations, as well as those of our contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require us or others in our value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets our commercial obligations, it may adversely impact our business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national, and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste, or batteries, could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted. For instance, California may adopt more stringent regulation for DC fast charging by 2024. Additionally, we could be regulated as a retail electric service provider in the future.

Further, we currently rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of wastes, regardless of whether such failure is ours or our contractors, may result in liability under environmental laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) and state analogs, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. We may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of our charging stations may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, we may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or our ability to qualify the materials we use for exclusions under such laws and regulations, could adversely affect our operating expenses. Additionally, we may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

Risks Related to our Securities

The warrants are being accounted for as a warrant liability and are being recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of the Common Stock.

As described in our financial statements included in this prospectus, we are accounting for our issued and outstanding warrants as a warrant liability and are recording that liability at fair value upon issuance and are recording any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on our balance sheet and statement of operations or the market price of the Common Stock.

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Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Our directors, executive officers and their affiliates as a group beneficially own approximately 55% of the outstanding Common Stock. As a result, these stockholders able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

The Company has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of the board of directors and will depend on financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of Common Stock will be the sole source of gain for the foreseeable future.

Our stock price will be volatile, and you may not be able to sell shares at or above the price at the Closing.

The trading price of the Common Stock and Warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond Shorepower’s control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

●	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies in the industry or related markets;

●	the timing and magnitude of investments in the growth of the business;

●	actual or anticipated changes in laws and regulations;

●	additions or departures of key management or other personnel;

●	increased labor costs;

●	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

●	the ability to market new and enhanced solutions on a timely basis;

●	sales of substantial amounts of the Common Stock by the Board, executive officers or significant stockholders or the perception that such sales could occur;

●	changes in capital structure, including future issuances of securities or the incurrence of debt; and

●	general economic, political and market conditions.

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In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our Common Stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

The market price of our Common Stock could be adversely affected by sales of substantial amounts of our Common Stock in the public or private markets or the perception in the public markets that these sales may occur.

After the Merger, we had 47,435,106 shares of our Common Stock issued and outstanding. In addition, we have agreed to provide registration rights to purchasers of our Common Stock and warrants under the Stock and Warrant Purchase Agreement. We cannot predict the size of future issuances of Common Stock or securities convertible into Common Stock or the effect, if any, that future issuances or sales of shares of Common Stock will have on the market price of Common Stock. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices of Common Stock.

Because we have no current plans to pay cash dividends on Common Stock for the foreseeable future, you may not receive any return on investment unless you sell Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in Common Stock unless you sell Common Stock for a price greater than that which you paid for it.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

BUSINESS

We are a transportation electrification company that builds, deploys and operates plug-in stations that allow electric vehicles, trucks and refrigerated trailers to conveniently access electric power while parked or staged, resulting in cost savings for fleets and drivers that will not have to use petroleum fuel thus significantly reducing associated toxic emissions and greenhouse gases by replacing diesel fuel with electric power. To date we have raised approximately $16 million through grants and contracts from the federal and state Governments and have received $453,954 in loans through Jeff Kim, our President and CEO.

We currently operate the largest heavy-duty focused network of electrified parking spaces (EPS) in North America. This network includes 60 facilities conveniently located at travel centers with approximately 1,800 electrified parking spaces. Most of these facilities are focused on truck stop electrification (TSE) and electric standby transport refrigeration units (eTRU), but several sites already include electric vehicle charging stations.

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Shorepower originally started business as a TSE provider. TSE provides power for hotel loads at commercial parking facilities. Trucks are required to take a rest period for a minimum of 10 hours per day. Trucks typically run their engines to provide heating and cooling to the cab and power accessories. Shorepower allows drivers to shut down their main engine and plug into outlets that provide power for household type devices such as heaters, air-conditioning units, coffee pots, microwaves, TVs, computers and other accessories. On average, this saves drivers and fleets one gallon of diesel per hour. Idling (running) the engine 10 hours per day, 300 days per year could cost in excess of $10,000 per year in wasted diesel fuel. By using Shorepower, drivers can save over $7,000 annually.

Additionally, we have over 300 electric vehicle charging station connection points (plugs), sold or controlled that could be upgraded to include our latest cellular-based control module, to make these stations revenue producing stations. Combined with upgrading the TSE stations, we have the potential to expand to over 2,000 connection points. However, for our first phase of upgrades, we expect to convert up to five stations per facility to level 2 and add one or more DC fast chargers to select locations.

We believe that the key value of the existing travel center facilities is the electric infrastructure and utility service that could easily be upgraded to include electric vehicle supply equipment (EVSE) for heavy-duty trucks and buses. Most of these sites could also accommodate light-duty(automobile) electric vehicle charging.

Several sites have already been upgraded (or are in the process of being upgraded) to include level 2 charging connectors. We have secured $150,000 in grants to upgrade additional sites and have an additional $300,000 in grants pending. Leveraging these funds and an investment, the existing infrastructure would help facilitate what we believe could be the fastest roll-out of a national network of charging facilities to enable cross-country electric vehicle transportation.

Wall-mount and/or freestanding pedestals with a proprietary, cloud-based payment/control system, and reporting

Competition

We face competition from Convoy Solutions LLC dba IdleAir in the heavy-duty space and from other EV charging companies, including ChargePoint, ABB, Cyber Switching, Siemens, Tesla, EVBox, BP, Shell, Hyundai, Electrify America, EVGo and others. To be competitive in the EV charging market, we intend to provide the lowest build-out and operating cost, competitive end-user cost, highest cost savings and best overall feature set from our proprietary back-office control and payment systems so that our customers achieve a faster ROI than offered by our competitors. In addition, we believe that our success in obtaining government grants for electric transportation infrastructure will be a competitive advantage that we have in obtaining additional non-dilutive grants to facilitate our goal of increasing the number of charging stations in the United States and Canada, as well as our long-term relationships with essential manufacturers of commercial charging equipment. Additionally, we will explore opportunities to expand into other South American, European and Asian countries as opportunities arise and resources become available to invest in these regions.

There are two types of TSE systems: on-board and off-board TSE. In off-board electrification, off-board equipment at the truck stop provides heating, ventilation, and air conditioning (HVAC). These HVAC systems are contained in a structure above ground (called a gantry) or on a pedestal beside the truck parking spaces. A hose from the HVAC system is connected to the truck window and, in some cases, to a computer touch screen that enables payment. These stand-alone systems are generally owned and maintained by private companies that charge an hourly fee. To accommodate the HVAC hose, an inexpensive window template may be required in the truck. “Off-board” refers to the location of the HVAC equipment, since it is off-board (not permanently installed on the truck). IdleAir operates an off-board TSE business.

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On-board electrification, also known as “shorepower,” requires some equipment on-board the truck. Then, trucks can plug into electrical outlets at the truck stop. To use on-board electrification, trucks must be equipped with electric air conditioning equipment or a portable heater and an extension cord to plug into the electrical outlet. The trucking company or driver owns and maintains the on-board equipment. Shorepower operates on-board TSE facilities. Other then the equipment on-board the truck, these systems are generally considered more cost effective to build, use (hourly fee), maintain and operate. In its simplest form, on-board TSE can be used by simply purchasing a portable heater and an extension cord for as little as a $40 initial investment. This investment could be recouped in the first day of use.

The two types of TSE systems do not generally serve the same customers, but we may compete for the same space at a truck stop. However, at least two facilities have both IdleAir and Shorepower in the same parking lot. Additionally, IdleAir currently only has fewer than a dozen operational facilities. Trucks equipped with electric appliances will generally seek Shorepower (dual-system) facilities.

Financing Strategy

Under the Bipartisan Infrastructure Law that became law on November 15, 2021, Congress will inject $7.5 billion specifically for charging stations. Shorepower has been highly successful in obtaining government contracts and grants to deploy electric transportation infrastructure projects. We have a goal of securing up to 5% ($375,000,000) of the available funds and up to 10% by the end of the EV charging station program under the Bipartisan Infrastructure Law. We intend to raise the funds from the Merger to pay Jeff Kim and employ an engineer, bookkeeper, a marketing manager/grant writer and engineering technician for six to eight months and with these employees upgrade the control system at sites to generate interim income until charging station upgrades generate increased revenue and we are awarded some government contracts and/or grants. We estimate that 20% to 50% of infrastructure build-out costs would have to be contributed by investors and revenues, depending on the desired speed of the build out, grant cost share requirements and electric vehicle demand (based on number of electric vehicles produced). For example, if we are successful in securing $10 million in grants, we may need to contribute $2 million or more in cost share. We believe that our 20 years of experience in the transportation electrification space provide a competitive advantage in what we anticipate to be an explosive growth period in the electric vehicle industry.

Key Products and Markets

We offer a line of transportation electrification stations that allow all types of vehicles to reduce petroleum consumptions whether for reducing engine idling or charging electric vehicles. Our commercial products are all made with stainless steel enclosures designed to offer decades of service. We already have some stations that have been operational for over 15 years and several hundred have been in service for more than 10 years. Depending on the environment and climate the internal electronics are designed to last at least 5 years, but can last much longer. All components are serviceable, so it is not necessary to replace the entire station even if one component is damaged.

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Our Shorepower Truck Stop Electrification (TSE) pedestals provide power and entertainment services to long haul truck drivers during rest periods at truck stops, fuel depots, rest areas, staging areas, warehouses and anywhere trucks and RVs park for extended periods. The unit’s robust design provides years of operation in harsh environments with relatively low maintenance. These energy vending machines track, control and allow payment for energy when tied into our back-office system. The Shorepower TSE station is an outdoor-rated unit constructed with high-grade stainless steel. It is typically mounted to a concrete pad by with the supplied base plate. Shorepower TSE stations can service up to four vehicles depending on configuration.

Shorepower’s electric-standby Transport Refrigeration Unit (eTRU) station provides easy access to higher power refrigerated trailers with electric-standby. This allows them to run on electricity rather than diesel while stopped, staging or loading/unloading. This provides a clean efficient energy source for refrigerated loads such as ice cream, meats, vegetables, pharmaceuticals and other frozen goods. This unit typically mounts below the standard TSE station, but is also available as a stand alone or wall mounted station.

Additionally, we offer on-board equipment to ensure our customers can utilize the TSE facilities we have in place. Accessories we offer include portable heaters, heavy-duty extension cords and cab wiring kits.

Portable Fan Heater with Thermostat

●	1,500-watt portable fan heater ideal for small areas
●	Heats up to 150 sq. ft.
●	Easy-to-use rotary controls for 2 heat settings and a fan-only mode
●	Adjustable manual thermostat
●	Overheat protection and automatic shutoff for peace of mind
●	Made of plastic material
●	Compact design ideal for use around the home or workplace

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50 ft Heavy Duty Extension Cord 12/3 -Sjtw

●	50 foot 12/3 gauge cord. 15 AMP-125V-1875W
●	Ultra flexible to -40 C
●	Water resistant / flame retardant
●	High visibility yellow color
●	Contractor grade

Shorepower supplies standard 110v AC and 208v power. You can use any off-the-shelf electric appliance to make life on the road comfortable and convenient: heaters, coffeemakers, microwave ovens, hand-held vacuums, chargers, and power tools, etc.

Locations

We have 60 TSE facilities throughout the country along major Interstates. These sites provide a cost effective solution to reducing truck engine idling. Primary corridors include Interstate 5 (I-5) on the West Coast, I-95 on the East Coast, I-80/I-90 in the North, I-10/I-20 in the South and other major interconnecting Interstates and US highways in between. These same facilities will be the first candidates for upgrading to electric vehicle charging stations. We have an established network of facilities that can easily and cost-effectively be upgraded in the short-term.

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Growth Strategies

Our growth strategies to continue to play a leadership role in EV charging are as follows:

Accelerate new product offerings.

We intend to have a leadership position with continued efficient investment in product development.

Invest incrementally in marketing and sales.

We intend to continue to attract new customers and pursue a business model which attracts new customers to our charging stations and encourages existing customers to increase their charging footprint over time as EV penetration increases.

Pursue Strategic Acquisitions.

We intend to explore potential high-quality acquisition opportunities in this dynamic marketplace both domestically and overseas.

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Manufacturing

We have established strong commercial relationships over the decades in which we have been doing business in the transportation electrification industry. We have designed many of the products that we use, including our comprehensive payment, monitoring and control system with web base management. The majority of our hardware products are manufactured in Oregon. Components are sourced from a number of global suppliers, with concentrations in the United States and Asia. We work proactively with piece part and final assembly supply partners. We prepare factories for new products, establish and monitor quality control points, plan ongoing production and issues purchase orders. Most of our major components are manufactured in the U.S. which will give us strategic advantage for qualifying for grants in the United States.

Government Regulation and Incentives

State, regional and local regulations for installation of EV charging stations vary from jurisdiction to jurisdiction and may include permitting requirements, inspection requirements, licensing of contractors and certifications as examples. Compliance with such regulation(s) may cause installation delays.

OSHA

We are subject to the Occupational Safety and Health Act of 1970, as amended (“OSHA”). OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by OSHA and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations. We are in full compliance with OSHA regulations.

NEMA

The National Electrical Manufacturers Association (“NEMA”) is the association of electrical equipment and medical imaging manufacturers. NEMA provides a forum for the development of technical standards that are in the best interests of the industry and users, advocacy of industry policies on legislative and regulatory matters, and collection, analysis, and dissemination of industry data. Our products comply with the NEMA standards that are applicable to such products.

NRTL Certification

Our stations are certified by a Nationally Recognized Testing Laboratory (NRTL). A Nationally Recognized Testing Laboratory (NRTL) is a private-sector organization that OSHA has recognized as meeting the legal requirements in 29 CFR 1910.7 to perform testing and certification of products using consensus-based test standards We use Intertek Testing Laboratories to certify that our products are safe and use consistent manufacturing processes.

CAFE Standards

The regulations mandated by the Corporate Average Fuel Economy (“CAFE”) standards set the average new vehicle fuel economy, as weighted by sales, that a manufacturer’s fleet must achieve. Although we are not a car manufacturer and are thus not directly subject to the CAFE standards, we believe such standards may have a material effect on its business. The Energy Independence and Security Act of 2007 raised the fuel economy standards of America’s cars, light trucks and sport utility vehicles to a combined average of at least 35 miles per gallon by 2020—a 10 miles per gallon increase over 2007 levels—and required standards to be met at maximum feasible levels through 2030. Building on the success of the first phase of the National Program, the second phase of fuel economy and global warming pollution standards for light duty vehicles covers model years 2017–2025. These standards were finalized by the U.S. Environmental Protection Agency (“EPA”) and NHTSA in August 2012. These standards would have required a reduction in average carbon dioxide emissions of new passenger cars and light trucks to 163 grams per mile (g/mi) in model year 2025. Manufacturers may choose to comply with these standards by manufacturing more EVs which would mean that more charging stations will be needed.

However, in April 2020, EPA and NHTSA finalized the Safer Affordable Fuel-Efficient Vehicles Rule, which reformulated the required reductions, establishing average carbon dioxide emissions of new passenger cars and light trucks of 240 g/mi in model year 2026. Several states and groups have announced intentions to sue the U.S. government over this reformulation, so the final CAFE standards cannot currently be predicted with any certainty. However, to the extent fuel-efficiency standards are decreased, this may result in less demand for EVs and, in turn, charging stations of the type we manufacture.

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Waste Handling and Disposal

We are subject to laws and regulations regarding the handling and disposal of hazardous substances and solid wastes, including electronic wastes and batteries. These laws generally regulate the generation, storage, treatment, transportation and disposal of solid and hazardous waste, and may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. For instance, CERCLA, also known as the Superfund law, in the United States and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a hazardous substance into the environment. These persons include current and prior owners or operators of the site where the release occurred as well as companies that disposed or arranged for the disposal of hazardous substances found at the site. Under CERCLA, these persons may be subject to joint and several strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third-parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. We may handle hazardous substances within the meaning of CERCLA, or similar state statutes, in the course of ordinary operations and, as a result, may be jointly and severally liable under CERCLA for all or part of the costs required to clean up sites at which these hazardous substances have been released into the environment.

We also generate solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of our products are excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, we may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or our ability to qualify the materials it uses for exclusions under such laws and regulations, could adversely affect our operating expenses.

Research and Development

We have invested a significant amount of time and expense into research and development of our charging platform technologies. Our ability to play a leadership position depends in part on our ongoing research and development activities. Our research and development team is composed of several consultants who are responsible for the design, development, manufacturing and testing of our products. We focus our efforts on developing charging hardware and developing the technology to support our software subscriptions and support services.

Our hardware research and development is principally conducted in Oregon and Michigan.

Intellectual Property

We rely on a combination of patent, trademark, copyright, unfair competition and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect its proprietary rights. Our success depends in part upon its ability to obtain and maintain proprietary protection for our products, technology and know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing our proprietary rights. As of January 15, 2023, we filed for one U.S. patent that was abandoned. Should we file for any future patents that are issued to us, they may be challenged, invalidated or circumvented and may not provide sufficiently broad protection and may not prove to be enforceable in actions against alleged infringers.

We enter into agreements with our employees, contractors, customers, partners and other parties with which we do business to limit access to and disclosure of our technology and other proprietary information. We cannot be certain that the steps it has taken will be sufficient or effective to prevent the unauthorized access, use, copying or the reverse engineering of our technology and other proprietary information, including by third-parties who may use our technology or other proprietary information to develop products and services that compete with us. Moreover, others may independently develop technologies that are competitive with us or that infringe on, misappropriate or otherwise violate our intellectual property and proprietary rights, and policing the unauthorized use of our intellectual property and proprietary rights can be difficult. The enforcement of our intellectual property and proprietary rights also depends on any legal actions we may bring against any such parties being successful, but these actions are costly, time-consuming and may not be successful, even when our rights have been infringed, misappropriated or otherwise violated.

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We intend to continue to regularly assess opportunities for seeking patent protection for those aspects of our technology, designs and methodologies that we believe provide a meaningful competitive advantage. However, our ability to do so may be limited until such time as it is able to generate cash flow from operations or otherwise raise sufficient capital to continue to invest in our intellectual property. For example, maintaining patents in the United States and other countries requires the payment of maintenance fees which, if we unable to pay, may result in loss of our patent rights as previously occurred. If we are unable to do so, our ability to protect our intellectual property or prevent others from infringing its proprietary rights may be impaired.

Facilities

Sorepower’s headquarters are located in Hillsoro, Oregon, in the Portland metro area, where we currently utilize shared office and shop space with a monthly lease term. We believe this space is sufficient to meet our needs for the foreseeable future and that any additional space we may require in Oregon will be available on commercially reasonable terms. We also occupy a warehouse in Ferndale, Michigan near Detroit on a month-to-month basis. This building has space to expand as needed for offices, manufacturing and assembly.

Employees

We currently have only one full time employee, Jeff Kim, and currently use consultants to perform, bookkeeping, accounting, engineering and installation services. We expect to employ additional personnel following receipt of sufficient funding to do so as discussed above. We will strive to offer competitive employee compensation and benefits in order to attract and retain a skilled and diverse work force.

Legal Proceedings

We are not party to any material legal proceedings. From time to time, we may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

Selected Historical Financial Information

The selected historical consolidated financial information and other data for the years ended December 31, 2020 and 2021, and the selected consolidated balance sheet and other data as of December 31, 2021 and 2020 for Shorepower are set forth below. New management of the Company intends to change its fiscal year from February 28th to December 31st.

Unaudited Consolidated Financial Statements

The unaudited consolidated financial statements as of and for the nine months ended September 30, 2022 of Shorepower set forth in Exhibit 99.1 hereto have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Shorepower’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

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These unaudited consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of Shorepower as of and for the year ended December 31, 2021 and 2020 and the related notes included in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended February 28, 2022 is included below.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides information which the Company’s management believes is relevant to an assessment and understanding of the Company’s consolidated results of operations and financial condition. The discussion should be read together with the consolidated financial statements and related notes and unaudited pro forma condensed financial information that are included elsewhere or incorporated by reference in this Current Report on Form 8-K. The discussion and analysis should also be read together with the Company’s audited consolidated financial statements and notes thereto included in the Company’s 2022 annual financial statements included herein. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth above in the section entitled “Risk Factors” beginning on page 3 of this Current Report on Form 8-K. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “the Company” is intended to mean the business and operations of the Company.

Overview

Shorepower Technologies designs, manufactures and operates transportation electrification equipment for: Truck Stops (TSE), electric Transport Refrigeration Units (eTRU) and Electric Vehicle Supply Equipment (EVSE), also known as electric vehicle charging stations. Shorepower Technologies is known best for its Truck Stop Electrification power service at over 1,800 parking spots at 60 U.S. locations, where long-haul trucks and refrigerated truck trailers can draw power from the grid rather than idle their engines when parked. Electricity is a clean inexpensive energy source for appliances drivers use during rest periods, as well as engine block heating or trailer refrigeration. Shorepower is also popular with RVs for charging batteries or staying overnight.

Comparability of Financial Information

The Company’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Merger.

Merger and Public Company Costs

Following the Closing, Shorepower will be deemed the accounting predecessor of the Merger and will be the successor registrant for SEC purposes, meaning that Shorepower’s financial statements for previous periods will be disclosed in the Company’s future periodic reports filed with the SEC.

The Merger is accounted for as a reverse recapitalization. Under this method of accounting, USBL will be treated as the acquired company for financial statement reporting purposes. The unaudited pro forma condensed combined financial information of USBL as of and for the nine months ended November 30, 2022 is set forth in Exhibit 99.1 hereto.

As a consequence of the Merger, Shorepower is the successor to USBL, an SEC registered and OTC Pink company, which will require Shorepower to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Shorepower expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

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Key Factors Affecting Operating Results

The Company believes that its performance and future success depend on several factors that present significant opportunities for the Company but also pose risks and challenges, as set forth under “Risk Factors” set forth above.

Basis of Presentation

Year Ended December 31, 2021 Compared To The Year Ended December 31, 2020

Revenue and Cost of Revenue

We had revenue of $206,614 and $324,214 during the years ended December 31, 2021 and 2020, respectively, a decrease of $117,600 or 36.3%. We had cost of revenue of $1,468 and $159,7521, respectively, for gross profit of $205,146 and $164,496, respectively. The majority of revenue was derived from deferred revenue received from the Climate Trust for CO2 offsets in the amount of $437,647 of which $175,059 and $262,588 were recognized in 2021 and 2020, respectively. The CO2 offset purchases were all recognized as a cost of revenues in 2020 for $139,000; this is the reason for higher cost of revenues in 2020. Power usage revenues increased from $6,820 in 2020 to $10,551 in 2021, primarily due to bringing more stations back online with the updated control system.

General and Administrative Expense

For the year ended December 31, 2021 and 2020, we had general and administrative expenses (“G&A”) of $227,457 and $248,818, respectively, a decrease of $21,361 or 8.6%. Our largest expense was wage expense for our President of $124,800, in each year. In addition, professional fees decreased $4,887, from $21,634 in 2020, to $16,747 in 2021 and utilities and internet expense decreased $6,264, from $47,563 in 2020, to $41,300 in 2021.

Other Income and Expenses

For the year ended December 31, 2021, we had total other income of $951 compared to total other expense of $107 for the year ended December 31, 2020. In the current year we recognized $8,063 of interest expense and $9,014 of other income. In the prior year we recognized $6,482 of interest expense and a gain on loan forgiveness of $6,375.

Net Loss

Net loss for the year ended December 31, 2021 and 2020, was $21,360 and $84,432, respectively. Our net loss decreased due to the increase of our gross profit and the decrease in G&A expense.

Liquidity and Capital Resources

Cash Flow from Operating Activities

During the year ended December 31, 2021, we received net cash from operating activities of $8,047 compared to using net cash of $121,008 in the prior year.

Cash Flow from Financing Activities

During the year ended December 31, 2021, we used net cash in financing activities of $5,865 for repayment on our convertible note, compared to net cash provided by financing activities of $116,683 in the prior year. In the prior year we received $124,500 from a loan payable, repaid $4,638 of a loan payable and repaid $3,179 on our convertible note.

As of December 31, 2021, we owed $1,353,754 of related party payables for loans and accrued compensation, and $118,635 of a loan payable.

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Three Months Ended September 30, 2022 Compared To The Three Months Ended September 30, 2021

Revenue and Cost of Revenue

We had revenue of $13,297 and $3,801 for the three months ended September 30, 2022 and 2021, respectively, an increase of $9,496 or 249.8%. We had cost of revenue of $915 and $0, respectively, for gross profit of $12,382 and $3,801, respectively. The majority of revenue was derived from power usage revenues from the use of the stations we operate, the sale charging stations and related hardware sales. Power usage revenues were relatively flat at $3,281 in 2022 and $3,502 in 2021. Overall product and service sales were higher in in 2022 for the quarter. Cost of revenue was $0 for the three months ended September 30, 2021 due to use of existing inventory.

General and Administrative Expense

For the three months ended September 30, 2022 and 2021, we had G&A of $63,014 and $20,128, respectively, an increase of $42,886 or 213.1%. Our largest expense was wage expense for our President of $31,200, in the current period. In addition, professional fees increased $4,698, from $5,219 in the prior period, to $9,917 in the current period. The majority of the increase in G&A expense was due to the fact that we did not book deferred salary quarterly in 2021 (just once at the end of the year), since it was not required as an LLC. If booked quarterly in 2021, this would have added $31,200 for the quarter making the total G&A expense for the quarter $51,328.

Other Income and Expenses

For the three months ended September 30, 2022, we had no other income or expense, compared to total other expense of $1,984, for interest, for the three months ended September 30, 2021.

Net Loss

Net loss for the three months ended September 30, 2022 and 2021, was $50,632 and $18,311, respectively. Our net loss increased due to the increase in G&A expense.

Nine Months Ended September 30, 2022 Compared To The Nine Months Ended September 30, 2021

Revenue and Cost of Revenue

We had revenue of $20,320 and $23,442 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $3,122 or 13.3%. We had cost of revenue of $1,940 and $0, respectively, for gross profit of $18,380 and $23,442, respectively. Power usage revenue increased from $7,866 in 2021 to $9,450 in 2022 primarily due to getting more stations online with the new control system hardware. Overall revenue was lower for 2022 due to sale of power stations for $14,514 in the second quarter of 2021.

General and Administrative Expense

For the nine months ended September 30, 2022 and 2021, we had G&A of $178,033 and $66,039, respectively, an increase of $111,994 or 169,6%. Our largest expense was wage expense for our President of $96,300, in the current period. In addition, professional fees increased $15,142, from $8,282 in the prior period, to $23,423 in the current period. The majority of the increase in G&A expense was due to the fact that we did not book deferred salary quarterly in 2021 (just once at the end of the year), since it was not required as an LLC. If booked quarterly in 2021, this would have added $93,600 in deferred salary for the mine months making the total G&A expense for the nine months ending September 30, 2021, $159,639.

Other Income and Expenses

For the nine months ended September 30, 2022, we had total other expense of $47,577, compared to total other income of $3,572 for the nine months ended September 30, 2021. In the current period we recognized a loss on impairment of $46,063 and $1,514 of interest expense. In the prior period we recognized $5,442 of interest expense and other income of $9,014.

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Net Loss

Net loss for the nine months ended September 30, 2022 and 2021, was $207,230 and $39,025, respectively. Our net loss increased due to the increase in G&A expense.

Liquidity and Capital Resources

Cash Flow from Operating Activities

During the nine months ended September 30, 2022, we received net cash from operating activities of $36,986 compared to $4,851 in the prior period.

Cash Flow from Financing Activities

During the nine months ended September 30, 2022, we used net cash in financing activities of $7,240 for repayment on a note. We had no financing activity during the prior period.

As of September 30, 2022, we owed $1,649,854 of related party payables for loans and accrued compensation (of which up to $400,000 may be forgiven and contributed to the Company to satisfy a closing condition requirement under the Merger Agreement of Shorepower not having more than $1,400,000 in outstanding debt), and $111,395 of a loan payable).

Critical Accounting Policies and Estimates

Refer to Note 2 of our financial statements contained elsewhere in this Form 8-K for a summary of our critical accounting policies and recently adopting and issued accounting standards.

Emerging Growth Company Status

The Company is an emerging growth company (“EGC”), as defined in the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. The Company has elected to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, the Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, the Company intends to rely on such exemptions, the Company is not required to, among other things: (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

The Company will remain an EGC under the JOBS Act until the earliest of (i) the last day of the Company’s first fiscal year following the fifth anniversary of the first sale of its common stock in its initial public offering, (ii) the last date of the Company’s fiscal year in which it has total annual gross revenue of at least $1.07 billion, (iii) the date on which the Company is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iv) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the previous three years. The Company expects this to occur during fiscal 2023.

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Recent Accounting Pronouncements

Note 2 to the Company’s unaudited consolidated financial statements and notes thereto, set forth in Exhibit 99.1 hereto, provides more information about recent accounting pronouncements, the timing of their adoption, and the Company’s assessment, to the extent the Company has made one, of their potential impact on the Company’s financial condition and its results of operations and is incorporated herein by reference.

MANAGEMENT AFTER THE - MERGER

Executive Officers and Directors After the Merger

Upon the consummation of the Merger, the business and affairs of the Company will be managed by or under the direction of the new Board. The Company is currently evaluating potential director nominees and executive officer appointments, but expects that the directors and executive officers of Company upon consummation of the Merger will include the following:

Name	Age	Position
Executive Officers
Jeff Kim	50	President, Chief Executive Officer, Secretary and Director

Executive Officers

Jeff Kim . Upon the consummation of the Merger, Mr. Kim will serve as the Company’s Chairman. Mr. Kim has served as Shorepower’s Chief Executive Officer since January 2014 and as Chairman of Shrepower’s board of directors since July 2017. We believe Mr. Kim is qualified to serve on the Company’s Board due to his experience serving as Shorepower’s Chief Executive Officer and President and Chairman of Shorepower’s board of directors.as well as his expertise in electric transportation infrastructure, electric vehicle charging technologies, heavy-duty vehicle technologies, data acquisition and analysis, product development/economic analysis and construction and electrical management.

Mr. Kim has studied advanced vehicle technologies during his master’s studies and served as team leader in the development of a hybrid electric SUV for the U.S. Department of Energy FutureTruck engineering design competition, before hybrid vehicles were commercially available. He graduated in June 2003. He is also experienced in the areas of: electric vehicle power trains, data collection, analysis, advanced automotive technologies, alternative fuels, emission reduction technologies, and electric transportation infrastructure (charging stations).

Mr. Kim has been involved with truck idle-reduction technologies for more than 20 years as an engineering consultant and design specialist. In a project sponsored by NYSERDA (New York State Energy Research & Development Authority), he performed an operational analysis of competing off-board truck stop electrification (TSE) facilities which helped develop a comprehensive understanding of the technical issues of TSE technologies. He then led the design of the simpler and more cost effective Shorepower TSE infrastructure system that includes power and entertainment connections: electrical power, video, and wireless Internet. He also led the design team responsible for the engineering and assembly of Shorepower’s comprehensive unattended automated payment and control system. Mr. Kim presented preliminary findings for the TSE demonstrations at the Transportation Research Board’s 83rd Annual Meeting in Washington, DC in January 2004.

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Mr. Kim has been responsible for all Shorepower corporate operations and will continue to work with local, state and regional stakeholders to develop a strong market position for electric transportation infrastructure. He will continue to recommend product improvements and establish R&D objectives, lead product engineering, manage assimilation of data collected from electrified facilities, and oversee site construction and deployment activities at future locations. Mr. Kim has also been intimately involved with an Electric Power Research Institute (EPRI) effort to develop electrical codes and standards for electric transportation power infrastructure. In February 2007 (https://www.ecmag.com/magazine/articles/article-detail/codes-standards-big-rigs-getting-good-nights-rest) the group submitted recommended standards to the National Electric Code (NEC), which is now in the National Electrical Code Handbook, used by the majority of jurisdictions throughout North America.

In 2005 Mr. Kim completed the development and demonstration of a higher power Shorepower variant to provide electrical power to electric standby transport refrigeration units (eTRU) on trailers, to keep refrigerated loads, such as meats, ice cream and pharmaceuticals, cool while stopped (or during loading/unloading). This technology leveraged the existing Shorepower system design, but with significantly increased power ratings that can employ a simplified automated control system. This system was the first of its kind deployed to two warehouses in New York but is now commonly used as a more efficient and clean alternative to running diesel TRUs.

Mr. Kim performed an operational analysis of TSE facilities as part of the work sponsored by the U.S. Department of Energy and has a comprehensive understanding of the technical attributes of these technologies. This $20 million project commissioned over 50 facilities with over 1,800 individual electrified parking spaces in 31 states. Jeff was also instrumental in the engineering and construction management of these facilities, which includes design, cost considerations, safety, vehicle access/egress and maintenance of these facilities. This project was conducted from 2010 through 2015 with the majority of the construction activity completed in 2012 through 2013.

Mr. Kim was appointed by Oregon’s governor to the Alternative Fuels Infrastructure Working Group which helped develop the State’s electrification plan. in September 2008 (https://www.greencarcongress.com/2008/09/oregon-governor.html). This plan provided guidance to jurisdictions within the state to help adopt electric vehicle (EV) friendly zoning and planning codes and standards.

Mr. Kim also consulted for TEPCO (Tokyo Electric Power Company) in 2008, to help develop a transportation electrification plan in Japan and how to capitalize on providing electricity to power the transportation sector.

Mr. Kim led the engineering team that designed, manufactured and installed some of the first (SAE J1772) Level 2 charging stations in the world in 2009, to prepare for the arrival of the first current generation of electric vehicles in 2010+. In partnership with PGE, an electric utility company in Oregon, this program deployed over 300 charging points in and around Oregon to help prepare for the introduction of the first electric vehicles to hit the market that included the Nissan Leaf and Chevy Volt.

Mr. Kim received a Bachelors Degree in Renewable Energy Resources from the University of California-Berkeley, 1995 and a Masters in Mechanical Engineering from the University of Maryland at College Park in 2003.

Board Composition

The Company’s business and affairs will continue to be organized under the direction of the Board upon consummation of the Merger. The Board will consist of one member, Jeff Kim, who will serve as Executive Chairman of the Board. Each of Saeb Jannoun and Michael D. Pruitt resigned as directors of the Company effective as of the Closing Date. The primary responsibilities of the Board will be to provide oversight, strategic guidance, counseling, and direction to the Company’s new management. The new Board will meet on a regular basis and additionally as required.

Director Independence

Upon the consummation of the Merger, the Board will not have any independent directors who will qualify as independent directors, as defined under the listing rules of The Nasdaq Stock Market LLC. The new Company Board will serve as the audit committee.

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Role of the Board in Risk Oversight/Risk Committee

Upon the consummation of Merger, one of the key functions of the Board will be informed oversight of the Company’s risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board. In particular, the Board will be responsible for monitoring and assessing strategic risk exposure and the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board will also monitor compliance with legal and regulatory requirements.

Limitation on Liability and Indemnification of Directors and Officers

The Company’s Certificate of Incorporation limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

● for any transaction from which the director derives an improper personal benefit;

● for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

● for any unlawful payment of dividends or redemption of shares; or

● for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Company’s bylaws provide that the Company will, in certain situations, indemnify the Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

The Company intends to maintain a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe this will be necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The Company will adopt a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all the Company’s employees, executive officers and directors. The Code of Conduct will be available on the Company’s website at www.shorepower.com since the Company intends to change its name in the next few months. The Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. The Company expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

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Executive Compensation

On the Closing Date, the Company entered into an executive employment agreement with its executive officer, Jeff Kim. Under the terms of his employment agreement, Mr. Kim s annual base salary is $200,000 but payment of such salary is subject to the cash flow of the Company as determined by the Board and agreed to by Mr. Kim and his base salary cannot exceed $10,000 per month for the nine months from the date of the employment agreement. Alternatively, Mr. Kim may elect to defer his salary and receive repayment of his current outstanding loans to the Company, not to exceed $10,000 per month, for nine months from the date of his employment agreement. Mr. Kim’s employment agreement provides that he is eligible for bonuses in cash and/or stock as mutually agreed to by Mr. Kim and the Board, restricted stock and stock option awards at the discretion of the Board and to participate in the Company’s health and welfare benefit plans maintained for the benefit of Company employees. Mr. Kim has declined to participate in any annual cash bonus program provided by the Company, without regard to his eligibility for any such program. Mr. Kim’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event of a termination for good reason by Mr. Kim, he will receive 12 months of his the-current base salary to be paid over a period of six months and an acceleration of vesting for all unvested stock or stock option grants.

The foregoing description of the employment agreement with Mr. Kim is a summary only and is qualified in their entirety by the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of February 15, 2023, after giving effect to the Closing, by:

●	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock;

●	each current named executive officer and director of the Company; and

●	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 47,435,106 shares of Common Stock issued and outstanding as of March 17, 2023 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to approximately 11,000,000 shares of Common Stock.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Jeff Kim	26,089,758	55%
Five Percent Holders:
EROP Enterprises LLC(1)	3,799,146	8.01%
Equity Markets Advisor(2)y	2,550,000	5.738%

(1)	EROP Enterprises LLC is managed by Vince Sbarra who has sole voting and dispositive power over the shares held EROP Enterprises LLC. The business address of this stockholder is 3000 Millcreek Avenue, Suite 375, Alpharetta, Georgia 30022.

(2)	Equity Markets Advisory LLC is managed by Steve Apolant who has sole voting and dispositive power over the shares held by Equity Markets Advisory LLC. The business address of this stockholder is 136 Wheatley Road, Glen Head, NY 11545.

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Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company are the following two loans from Jeff Kim, CEO of the Company, the first made on February 15, 2022, in the principal amount of $200,000 for which the Company issued a Convertible Promissory Note that matures on February 15, 2042 and accrues interest at 6.58% per annum, with the first monthly payments of $1,500 to commence on April 1, 2022. Under the terms of the Convertible Promissory Note, in the event that the Company completes an equity financing, Mr. Kim has the option to have the unpaid principal and interest of the loan converted into shares of common stock.

On March 1, 2022, the Company issued a second Convertible Promissory Note to Jeff Kim in the principal amount of $253,954.17. The amount of the note is the balance due to Mr. Kim for loans to the Company beginning in 2017. The note matures on March 1, 2032 and accrues interest at 6.63% per annum beginning April 1, 2023. The Company is to begin monthly payments of principal and interest of $2,900 on April 1, 2023, or within one year without penalty. If the Company completes an equity financing, Mr. Kim has the option to have the unpaid principal and interest of the loan converted into shares of common stock

Legal Proceedings

None.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Our Common Stock is currently listed on the OTC Pink Market under the symbol “USBL.” Prior to the closing of the Merger, there was no established public trading market for Shorepower Common Stock. As of March 22, 2023, following the completion of the Merger, we had 47,435,106 shares of Common Stock issued and outstanding held of record by approximately 726 holders, and warrants to purchase an aggregate of 11,000,000 shares of Common Stock outstanding held of record by approximately 13 holders.

Dividends

The Company has not paid any cash dividends on the Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Description of Registrant’s Securities to be Registered

Authorized and Outstanding Stock

Our Certificate of Incorporation, as amended, authorizes 100,000,000 shares of Common Stock and 10,00,000 shares of preferred stock, each with a par value of $.01 per share. As of March 17, 2023, we had 47,435,106 shares of Common Stock outstanding and 2,000,000 shares of Series B Preferred Stock.

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Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available if the Board, in its discretion, determines to issue dividends and only then at the times and in the amounts that the Board may determine. See “Market Information for Securities and Dividend Policy” for more information.

Voting Rights

The holders of our Common Stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Common Stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

.

Preferred Stock

We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. The Board also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of Common Stock. As of March 22, 2023, we had 2,000,000 shares of Series B Preferred stock outstanding with each Series B preferred share having the voting power of 40 shares of USBL common stock. We have designated a new class of Series B preferred stock with each Series B preferred share having the voting power of 40 shares of USBL common stock, none of which is issued and outstanding.

Warrants

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Indemnification of Directors and Officers

Our amended certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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The securities issued in connection with the Stock and Warrant Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The securities issued in connection with the Merger Agreement and the Stock and Warrant Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.01	Changes in Control of the Registrant.

The information set forth in Item 1.01 and in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Management After the Merger” is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Merger and the terms of the Merger Agreement are included in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The historical audited consolidated financial statements of Shorepower as of and for the years ended December 31, 2021 and December 31, 2020 and the related notes are set forth herein immediately preceding the list of Exhibits.

The unaudited consolidated financial statements of Shorepower as of and for the nine months ended September 30, 2022 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

The audited financial statements of USBL as of and for the year ended February 28, 2022 and February 28, 2021 are included in USBL’s Annual Report on Form 10-K filed on June 15, 2022 and are incorporated herein by reference.

The unaudited financial statements of USBL as of and for the three and nine months ended November 30, 2022 and the related notes are included in USBL’s Quarterly Report on Form 10-Q filed on January 9, 2023, and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company for the nine months ended November 30, 2022 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

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SHUREPOWER, LLC.

INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2021, and December 31, 2020

Statements of Operations for the years ended December 31, 2021, and December 31, 2020

Statements of Cash Flows for the years ended December 31, 2021, and December 31, 2020,

Notes to the Financial Statements

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Report of Independent Registered Public Accounting Firm

To the Members of Shurepower, LLC.

We have audited the accompanying balance sheets of Shurepower, LLC. d/b/a Shorepower Technologies (the “Company”) as of December 31, 2021, and 2020, the related statements of operations and cash flows, for each of the two years in the period ended December 31, 2021, and 2020, and the related notes collectively referred to as the “financial statements”.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and 2020, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company has negative working capital of $(1,515,024) for the year ended December 31, 2021, and an accumulated deficit of $(1,581,653) as at December 31, 2021. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing members or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

OLAYINKA OYEBOLA & CO.
(Chartered Accountants)
We have served as the Company’s auditor since November 2022.
February 1st, 2023.
Lagos, Nigeria

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Shurepower, LLC.

Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS

Current Assets
Cash and cash equivalents	$3,538	$1,356
Inventory	4,269	6,431
Total Current Assets	7,807	7,787

Property and equipment, net	36,181	43,862
Intangible assets	6,013	3,165
Other assets	10,000	10,000
Total Other Assets	52,194	57,027

Total Assets	$60,001	$64,814

LIABILITIES AND MEMBERS EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	63,692	53,321
Related party payables	1,353,754	1,203,104
Loan payables	105,385	74,799
Total Current Liabilities	1,522,831	1,331,224

Non-current Liabilities
Deferred income	118,823	237,647
Total Liabilities	1,641,654	1,568,871
Members Equity / (Deficit)
Accumulated Deficit	(1,581,653)	(1,504,057)
Total Members Equity (Deficit)	(1,581,653)	(1,504,057)
Total Liabilities and Members (Deficit)	$60,001	$64,814

The accompanying notes are an integral part of these financial statements.

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Shurepower, LLC.

Statements of Operations

	For the years ended December 31,
	2021	2020
Revenues	$150,378	$261,626
Cost of revenues	1,468	157,721
Gross profit	148,910	103,905

Operating expenses:
General and Administrative	227,457	248,818
Total operating expenses	227,457	248,818

Profit / (loss) from Operations	(78,547)	(144,913)

Other Income / (Expense):
Loan forgiveness	-	6,375
Other income	9,014	-
Interest expense	(8,063)	(6,482)
Total Other Income / (Expense)	951	(107)

Provisions for income taxes	-	-

Net loss	$(77,596)	$(145,020)

The accompanying notes are an integral part of these financial statements.

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Shurepower, LLC.

Statements of Cash Flows

	For the years ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(77,596)	$(145,020)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,551	7,551
Loan forgiveness	-	(6,350)
Changes in operating assets and liabilities:
Accounts receivable	-	5,296
Inventory	(2,162)	6,069
Related party payables	144,874	31,524
Deferred income	(118,823)	(200,000)
Accounts payable and accrued expenses	20,924	263,376
Net Cash used in operating activities	(25,232)	(37,554)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash used in financing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan payable	30,586	36,695
Convertible Note payable	(3,172)	(3,466)
Net Cash provided by financing activities	27,414	33,229

INCREASE (DECREASE) IN CASH	2,182	(4,325)
CASH AT BEGINNING OF YEAR	1,356	5,681
CASH AT END OF YEAR	$3,538	$1,356

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements.

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Shurepower, LLC.

Notes to the Financial Statements

December 31, 2021 and 2020

NOTE 1. DESCRIPTION OF BUSINESS

Shurepower, LLC. (the “Company”) was registered in the state of New York, on July 12, 2004.

The business purpose of the Company is to manufacture and sell transportation electrification equipment.

The Company’s registered office is located at 5291 NE Elam Young Pkwy, Suite 160, Hillsboro, OR 97124.

The Company’s founder and director is Jeff Kim.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal year

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of these financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Inventory

Inventories are stated at the lower of cost or market. Cost is principally determined using the last-in, first-out (LIFO) method. The Company periodically assesses if any of the inventory has become obsolete or if the value has fallen below cost. When this occurs, the Company recognizes an expense for inventory write down. Total inventory at December 31, 2021 and 2020 was $4,269 and $6,431, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining term of the lease or the estimated useful life of the asset. Expenditures for repairs and maintenance are expensed as incurred.

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Intangible Assets

The Company accounts for intangible assets under ASC 350-30, Intangibles – Goodwill and Other. Intangible assets are stated at cost less accumulated amortization. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. We review our long-lived assets, including intangibles, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. At each balance sheet date, we evaluate whether events and circumstances have occurred that indicate possible impairment. We use an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in measuring whether the assets are recoverable.

Stock-based Compensation

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for nonemployee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods. We adopted this ASU on January 1, 2019. The adoption of ASU 2018-07 did not have a material impact on our financial statements.

Income taxes

The Company was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits being passed through to its members. As such, no recognition of federal or state income taxes for the Company has been provided for the years ended December 31, 2021 and 2020.

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. During the year ended December 31, 2021, the Company generated revenues from selling power vending stations (charging stations). The Company considers its performance obligations satisfied upon shipment and/or delivery of the purchased products to the customer. The Company evaluates returns from customers purchasing product on a case-by-case basis and generally will issue replacement product in the limited cases of product returns. The Company has no policy requiring cash refunds.

Cost of Revenue

Cost of revenues includes actual product cost, labor, if any, and direct overheard, which is applied on a per unit basis.

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Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, and prepaid expenses, short-term borrowings, accounts payable, due to related parties, and other payables and other current liabilities, approximate the fair value of the respective assets and liabilities as of December 31, 2021 based upon the short-term nature of the assets and liabilities.

Income Taxes

The Company has adopted ASC Topic 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

NOTE 3. GOING CONCERN

Covid-19 Pandemic

COVID-19 has caused significant disruptions to the global financial markets over the past several years, which impacted our ability to raise additional capital. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to fully estimate the effects of the COVID-19 outbreak on its planned operations or financial condition in the next 12 months. While significant uncertainty remains as the global pandemic appears to be on the decline, the Company believes it is possible that the COVID-19 outbreak will continue to have a negative impact on its ability to raise additional financing and may result in delays in fully implementing our plan of operations.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has negative working capital of $1,515,024 for the year ended December 31, 2021, and an accumulated deficit of $1,581,653 at December 31, 2021. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing members or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company’s ability to continue as a going concern, without outside financing. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

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NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	December 31, 2021	December 31, 2020
Buildings	$235,842	$235,842
Computer	4,275	4,275
Equipment	25,617	25,617
TSE Pedestal	62,173	62,173
Total	327,907	327,907
Less: accumulated depreciation and amortization	(291,726)	(284,045)
Total property and equipment, net	$36,181	$43,862

Depreciation expense amounted to $7,551 and $7,551 for the years ended December 31, 2021 and 2020, respectively.

NOTE 5. LONG TERM LIABILITY

Long term liabilities consist of Climate Trust Unearned revenue of $118,823 and $237,647 as of December 31, 2021 and 2020 respectively.

NOTE 6. LOANS PAYABLE

As of December 31, 2021 and 2020, the Company has a loan payable to a third party of $105,385 and $74,799, respectively. The loan is non-interest bearing and due on demand.

NOTE 7. RELATED PARTY TRANSACTIONS

As of December 31, 2021 and 2020, the Company has accrued compensation due to Jeff Kim, CEO, of $1,112,800 and $988,000, respectively.

Since 2017, Mr. Kim has loaned funds to the Company to assist with operating expenses. The loans have been non-interest bearing and due on demand. As of December 31, 2021 and 2020, the balance due to Mr. Kim for the funds loaned to the Company is $240,954 and $215,104, respectively.

NOTE 8. SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to December 31, 2021, and to the date these financial statements were issued, and has determined that it does not have any subsequent event to disclose in these financial statements other than the following

On February 15, 2022, the Company issued a Convertible Promissory Note to Jeff Kim, in the amount of $200,000 for funds loaned to the Company on February 15, 2022. The note matures in twenty years and accrues interest at 6.58% per annum. The Company is to begin monthly payments of $1,500 on April 1, 2022. If the Company completes an equity financing, the Company may give Mr. Kim the option to convert the unpaid portion of the loan into shares of common stock.

On March 1, 2022, the Company issued a Convertible Promissory Note to Jeff Kim, in the amount of $253,954.17. The amount of the note is the balance due to Mr. Kim for loans to the Company beginning in 2017 (Note 7). The note matures in ten years and accrues interest at 6.63% per annum. The Company is to begin monthly payments of principal and interest of $2,900 on April 1, 2022. If the Company completes an equity financing, the Company may give Mr. Kim the option to convert the unpaid portion of the loan into shares of common stock.

On December 31, 2022, the Company issued a Convertible Promissory Note to Jeff Kim, in the amount of $1,237,600. The amount of the note is the balance due to Mr. Kim for accrued compensation. The note matures in ten years and accrues interest at 6.42% per annum. The Company is to begin monthly payments principal and interest of $14,000 on January 1, 2023. If the Company completes an equity financing, the Company may give Mr. Kim the option to convert the unpaid portion of the loan into shares of common stock.

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(d)	Exhibits.

Exhibit No.	Description
2.1+**	Agreement and Plan of Merger dated November 23, 2022 by and between United States Basketball League, Inc. and Shurepower, LLC

3.1*	Certificate of Incorporation of the Company

3.2*	Amendment to the Certificate of Incorporation of the Company

3.3*	Bylaws of the Company

10.1	Form of Stock and Warrant Purchase Agreement dated December 1, 2022 between the Company and Several Investors

10.2	Convertible Note Dated February 15, 2022 Issued by Shurepower, LLC to Jeff Kim

10.3	Convertible Note Dated March 1, 2022 Issued by Shurepower, LLC to Jeff Kim

10.4	Convertible Note Dated December 31, 2022 Issued by Shurepower, LLC to Jeff Kim

10.5	Employment Agreement dated March 22, 2023 between the Company and Jeff Kim

99.1	Unaudited consolidated financial statements of Shorepower as of and for the nine months ended September 30, 2022

99.2	Unaudited pro forma condensed consolidated combined financial information of the Company as of and for the nine months ended November 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

*Incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000.

**Incorporated by reference to our Current Report on Form 8-K filed November 29, 2022.

# Indicates management contract or compensatory plan or arrangement.

* Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2023

UNITED STATES BASKETBALL LEAGUE, INC.

By:	/s/ Jeff Kim
Jeff Kim
President and Chief Executive Officer

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